E:\DGARFIEL\FUNDS\BLKROCK\MISC\BNANSR77.697

For  the  semi-annual period ended April  30,
1997
File number 811-6443


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     An  Annual  Meeting of Shareholders  was
held on April 15, 1997.  At such meeting  the
shareholders   approved  the   selection   of
auditors   and  the  election  of  directors.
Pursuant to Instruction 2 to this Sub-Item, information as to these matters has not been included in this Attachment.